As filed with the Securities and Exchange Commission on September 17, 2003

                                                      Registration No. 333-89136

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                        Post-Effective Amendment No. 1 to
                                    FORM F-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                             -----------------------

                              ABN AMRO HOLDING N.V.
                               ABN AMRO BANK N.V.
           (Exact name of each registrant as specified in its charter)


The Netherlands                                         Not Applicable
(State or other jurisdiction             (I.R.S. Employer Identification Number)
of incorporation or organization)

                             -----------------------
                              Gustav Mahlerlaan 10,
                                1082 PP Amsterdam
                                 The Netherlands
                                (31-20) 628 9393
   (Address and telephone number of registrants' principal executive offices)
                             -----------------------


                               Jonathan Feigelson
                          ABN AMRO WCS Holding Company
                                 General Counsel
                               55 East 52nd Street
                               New York, NY 10055
                                 (212) 409-1000
            (Name, address and telephone number of agent for service)
                             -----------------------

                                   Copies To:
            Laura Schisgall, Esq.
            ABN AMRO Incorporated                   Deanna L. Kirkpatrick, Esq.
Senior Vice President and Derivatives Counsel          Davis Polk & Wardwell
             55 East 52nd Street                       450 Lexington Avenue
              New York, NY 10055                     New York, New York 10017
                                                      -----------------------


     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this post-effective amendment as determined by market conditions.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. | |
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), please check the following box. |X|
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. | |

                         CALCULATION OF REGISTRATION FEE

                                                                               Proposed         Proposed
                                                                                Maximum          Maximum
Title of Each Class of                                 Amount to be         Offering Price       Aggregate            Amount of
Securities to be Registered                             Registered            Per Unit        Offering Price (1)   Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
ABN AMRO Bank N.V. Debt Securities................   $2,000,000,000(2)(3)         100%          $2,000,000,000        $184,000(4)
-----------------------------------------------------------------------------------------------------------------------------------

ABN AMRO Holding N.V. Guarantees of Debt
   Securities issued by ABN AMRO Bank N.V. (5)....
-----------------------------------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(o) under the Securities Act solely for the purpose of calculating the registration fee.

(2) In U.S. dollars or equivalent thereof in foreign denominated coin or currency or currency units or, if any securities are issued at original issue discount, such greater amount as shall result in an aggregate initial offering price of $2,000,000,000.

(3) This Registration Statement also relates to offers and sales of debt securities and related guarantees in connection with market-making transactions by and through affiliates of the registrants, including ABN AMRO Incorporated and ABN AMRO Financial Services, Inc.

(4)  Previously paid.

(5) The guarantees will be issued by ABN AMRO Holding N.V. No separate consideration will be received for any of the guarantees.

     Pursuant to Rule 429 under the Securities Act, the prospectus included in this registration statement also relates to $44,250,000 of debt securities of ABN AMRO Bank N.V. previously registered pursuant to its registration statement on Form F-3 (File No. 333-49198) that remain unissued, in respect of which $132,000 has been paid to the SEC as the filing fee.

-------------------------------------------------------------------------------

                                Explanatory Note

     The Registration Statement on Form F-3 (File No. 333-89136) of ABN AMRO Bank N.V. is hereby amended to reflect the fact that all debt securities to be issued by ABN AMRO Bank N.V. after the date of this post-effective amendment pursuant to such Registration Statement will be fully and unconditionally guaranteed by ABN AMRO Holding N.V.

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the post effective-amendment to the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.





PRELIMINARY PROSPECTUS (Subject to Completion)
Issued September 17, 2003



                               [GRAPHIC OMITTED]





                         $2,044,250,000 Debt Securities,


                               ABN AMRO BANK N.V.
                     fully and unconditionally guaranteed by
                              ABN AMRO Holding N.V.


We, ABN AMRO Bank N.V., may offer from time to time debt securities that are fully and unconditionally guaranteed by ABN AMRO Holding N.V. This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not insured by the Federal Deposit Insurance Corporation or any other federal agency.

Our principal executive offices are at Gustav Mahlerlaan 10, 1082 PP Amsterdam, The Netherlands, and our telephone number is (31-20) 628 9393.













September    , 2003

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a Registration Statement that we and ABN AMRO Holding N.V. or "Holding" filed with the Securities and Exchange Commission (the "Commission") utilizing a "shelf" registration process. Under this shelf process, we and Holding may, from time to time, sell the debt securities and related guarantees described in the prospectus in one or more offerings up to a total dollar amount of $2,044,250,000 or the equivalent of this amount in foreign currencies or foreign currency units.

     This prospectus provides you with a general description of the debt securities and the related guarantees. Each time we and Holding sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find Additional Information" beginning on page 2 of this prospectus.

     Following the initial distribution of an offering of securities, certain affiliates of ours and Holding may offer and sell those securities in the course of their businesses as broker-dealers. Such affiliates may act as principal or agent in these transactions. This prospectus and the applicable prospectus supplement will also be used in connection with those transactions. Sales in any of those transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

     The debt securities may not be offered or sold anywhere in the world except in compliance with the requirements of the Dutch Securities Market Supervision Act 1995 (Wet toezicht effectenverkeer).

     As used in this prospectus, the "Bank," "we," "us," and "our" refer to ABN AMRO Bank N.V. and "Holding" refers to ABN AMRO Holding N.V.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     Holding is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, Holding files reports and other information with the SEC. You may read and copy these documents at the SEC's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices at Northeast Regional Office, 233 Broadway, New York, New York 10279 and Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of this material can also be obtained from the Public Reference Room of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Please call the SEC at 1-800-732-0330 for further information about the Public Reference Room. The SEC also maintains an Internet website that contains reports and other information regarding Holding that are filed through the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This website can be accessed at http://www.sec.gov. You can find information Holding has filed with the SEC by reference to file number 1-14624.

     This prospectus is part of a registration statement we and Holding filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and Holding and the securities we and Holding are offering. Statements in this prospectus concerning any document we and Holding filed as an exhibit to the registration statement or that Holding otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

     The SEC allows us to incorporate by reference much of the information Holding files with them, which means that we and Holding can disclose important information to you by referring you to those publicly available documents. The information that we and Holding incorporate by reference in this prospectus is considered to be part of this prospectus. Because we and Holding are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we and Holding incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below, all subsequent Annual Reports filed on Form 20-F and any future filings we or Holding make with the SEC (including any Form 6-Ks we or Holding subsequently file with the SEC and specifically incorporate by reference into this prospectus) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are identified in such filing as being specifically incorporated by reference into Registration Statement No. 333-89136, of which this prospectus is a part until we and Holding complete our offering of the securities to be issued under the registration statement or, if later, the date on which any of our affiliates cease offering and selling these securities:

     (a) Annual Report on Form 20-F of ABN AMRO Holding N.V. for the year ended December 31, 2002, filed on March 28, 2003 and amended by an Amendment to the Annual Report on Form 20-F filed with the SEC on August 28, 2003, which, as amended, we also refer to as the 20-F for 2002; and

     (b) the Report on Form 6-K of ABN AMRO Holding N.V. and ABN AMRO Bank N.V. filed with the SEC on April 14, 2003, containing a press release entitled, "Changes in Supervisory Board ABN AMRO", dated March 14, 2003;

     (c) the Report on Form 6-K of ABN AMRO Holding N.V. and ABN AMRO Bank N.V. filed with the SEC on May 8, 2003, containing a press release entitled, "ABN AMRO reports first quarter 2003 results: Good overall performance", dated April 28, 2003;

     (d) the Report on Form 6-K of ABN AMRO Holding N.V. and ABN AMRO Bank N.V. filed with the SEC on May 8, 2003, containing a press release entitled, "ABN AMRO further strengthens position in Brazil through acquisition of Banco Sudameris", dated April 16, 2003;

     (e) the Report on Form 6-K of ABN AMRO Holding N.V. and ABN AMRO Bank N.V. filed with the SEC on August 18, 2003, containing (1) a press release entitled, "ABN AMRO reports double-digit growth", dated August 7, 2003, and (2) a release entitled, "Consolidated Ratio of Earnings to Fixed Charges Calculated under Dutch GAAP for the Three Month and Six Month Periods Ended June 30, 2003"; and

     (f) the Report on Form 6-K of ABN AMRO Holding N.V. and ABN AMRO Bank N.V. filed with the SEC on August 18, 2003, containing the Articles of Association of ABN AMRO Holding N.V., as last amended on May 26, 2003.

     You may request, at no cost to you, a copy of these documents (other than exhibits not specifically incorporated by reference) by writing or telephoning us at: ABN AMRO Bank N.V., ABN AMRO Investor Relations Department, Hoogoorddreef 66-68, P.O. Box 283, 1101 BE Amsterdam, The Netherlands (Telephone: (31-20) 628
3842).

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth Holding's consolidated ratios of earnings to fixed charges for the periods indicated based on the figures resulting from the reconciliation to U.S. GAAP.


                                                            (Unaudited)
                                                         Six Months Ended(1)              Year ended December 31,
                                                         ------------------     -----------------------------------------------
                                                           June 30, 2003        2002       2001        2000     1999      1998
                                                         ------------------     ----       ----        ----     ----      ----
Excluding Interest on Deposits(2)..............                 2.50x           1.89x      1.45x       1.85x    1.91x     2.04x
Including Interest on Deposits(2)..............                 1.34x           1.21x      1.08x       1.15x    1.17x     1.17x

--------
  (1) These figures are unaudited. The ratios for the six months ended
June 30, 2003 are based on Dutch GAAP U.S. GAAP ratios are not yet available.

  (2) Deposits include bank and total customer accounts. See the consolidated financial statements incorporated by reference herein.

                               ABN AMRO BANK N.V.

     We are a prominent international banking group offering a wide range of banking products and financial services on a global basis through our network of approximately 3,500 offices and branches in more than 60 countries and territories. We are one of the largest banking groups in the world, with total consolidated assets of EUR 614.2 billion as of June 30, 2003.


                              ABN AMRO HOLDING N.V.

     ABN AMRO Holding N.V. is incorporated under the laws of The Netherlands by deed of May 30, 1990 as the holding company of ABN AMRO Bank N.V. The Articles of Association of Holding were last amended by deed of May 26, 2003 and executed before Mr. R.J.C. van Helden, Notary Public of Amsterdam. Holding's main purpose is to own ABN AMRO Bank N.V. and its subsidiaries. Holding owns 100 percent of the shares of ABN AMRO Bank N.V. and is jointly and severally liable for all liabilities of ABN AMRO Bank N.V. All of the securities issued by ABN AMRO Bank N.V. hereunder after the date hereof will be fully and unconditionally guaranteed by ABN AMRO Holding N.V.

                                 USE OF PROCEEDS

     We will use the net proceeds from the sale of the securities we offer by this prospectus for general corporate purposes, in connection with hedging our obligations under the securities, or for any other purposes described in the applicable prospectus supplement. General corporate purposes may include additions to working capital, investments in or extensions of credit to our subsidiaries and the repayment of indebtedness.

                         DESCRIPTION OF DEBT SECURITIES

General

     The following description of the terms of the debt securities contains certain general terms that may apply to the debt securities. The specific terms of any debt securities will be described in the prospectus supplement relating to those debt securities.

     The debt securities will be issued by the Bank under an Indenture dated November 27, 2000, between us and JPMorgan Chase Bank, formerly The Chase Manhattan Bank, as trustee, as supplemented by a Supplemental Indenture dated September __, 2003 among the Bank, Holding and the trustee. We refer to the Indenture, as supplemented by the Supplemental Indenture, as the "Indenture." We refer to JPMorgan Chase Bank, as trustee under the Indenture, as the "trustee." The trustee's address is: JPMorgan Chase Bank, Institutional Trust Services, 450 West 33rd Street, 15th Floor, New York, NY 10001.

     We have summarized below the material provisions of the Indenture and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and each investor should refer to the Indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the debt securities. Where appropriate, we use parentheses to refer you to the particular sections of the Indenture. Any reference to particular sections or defined terms of the Indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.

     The debt securities will be our direct, unsecured general obligations. The debt securities will have the same rank in liquidation as all of our other unsecured and unsubordinated debt.

Guarantee

     Holding will fully and unconditionally guarantee payment in full to the holders of the debt securities issued by the Bank under the Indenture after the date hereof. The guarantee is set forth in, and forms part of, the Indenture under which the debt securities will be issued. If, for any reason, the Bank does not make any required payment in respect of its debt securities when due, Holding as the guarantor thereof will cause the payment to be made to or to the order of the trustee. The holder of the guaranteed security may sue the guarantor to enforce its rights under the guarantee without first suing the Bank or any other person or entity. The guarantees will constitute Holding's unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all our other present and future unsecured and unsubordinated obligations.

Payments

     We may issue debt securities from time to time in one or more series. The provisions of the Indenture allow us to "reopen" a previous issue of a series of debt securities and issue additional debt securities of that series. The debt securities may be denominated and payable in U.S. dollars or foreign currencies. We may also issue debt securities from time to time with the principal amount or interest payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. Holders of these types of debt securities will receive payments of principal or interest that depend upon the value of the applicable currency, security or basket of securities, commodity or index on the relevant payment dates.

     Debt securities may bear interest at a fixed rate, which may be zero, a floating rate, or a rate which varies during the lifetime of the debt security. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

Terms Specified in Prospectus Supplement

     The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:

     o    the specific designation;

     o    the aggregate principal amount, purchase price and denomination;

     o the currency in which the debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

     o    the date of maturity;

     o the interest rate or rates or the method by which the calculation agent will determine the interest rate or rates, if any (the calculation agent will be identified in the applicable pricing supplement);

     o    the interest payment dates, if any;

     o the place or places for payment of the principal of and any premium and/or interest on the debt securities;

     o any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

     o whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form;

     o whether we will issue the debt securities in definitive form and under what terms and conditions;

     o the terms on which holders of the debt securities may convert or exchange these securities into or for stock or other securities of an entity unaffiliated with us, any specific terms relating to the adjustment of the conversion or exchange feature and the period during which the holders may make the conversion or exchange;

     o information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

     o any agents for the debt securities, including trustees, depositaries, authenticating or paying agents, transfer agents or registrars;

     o any applicable United States federal income tax consequences and Netherlands income tax consequences, including, but not limited to:

          o whether and under what circumstances we will pay additional amounts on debt securities for any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem those debt securities rather than pay the additional amounts;

          o tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for United States federal income tax purposes; and

          o tax considerations applicable to any debt securities denominated and payable in foreign currencies;

     o whether certain payments on the debt securities will be guaranteed under a financial insurance guaranty policy and the terms of that guaranty; and

     o any other specific terms of the debt securities, including any additional events of default or covenants, and any terms required by or advisable under applicable laws or regulations.

     Some of the debt securities may be issued as original issue discount debt securities (the "Original Issue Discount Securities"). Original Issue Discount Securities bear no interest or bear interest at below-market rates and may be sold at a discount below their stated principal amount. The prospectus supplement relating to an issue of Original Issue Discount Securities will contain information relating to federal income tax, accounting, and other special considerations applicable to Original Issue Discount Securities.

Registration and Transfer of Debt Securities

     Holders may present debt securities for exchange, and holders of registered debt securities may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations or requirements provided in the Indenture or the supplemental indenture or issuer order under which that series of debt securities is issued.

     Holders may transfer debt securities in bearer form and/or the related coupons, if any, by delivery to the transferee. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See "Forms of Securities."

Covenant Restricting Mergers and Other Significant Corporate Actions

     The Indenture provides that the Bank and Holding will not merge or consolidate with any other person and will not sell, lease or convey all or substantially all of either of their assets to any other person, unless:

     o either the Bank or Holding, as the case may be, will be the continuing legal entity; or

     o the successor legal entity or person that acquires all or substantially all of the Bank's or Holding's, as the case may be, assets:

          o will be incorporated and existing under the laws of the Netherlands, or a member state of the European Union or the Organisation for Economic Co-Operation and Development; and

          o will expressly assume all of the Bank's or Holding's, as the case may be, obligations under the Indenture and the debt securities and guarantee issued under the Indenture; and

     o immediately after the merger, consolidation, sale, lease or conveyance, the Bank or Holding, as the case may be or that person or that successor legal entity will not be in default in the performance of the covenants and conditions of the Indenture applicable to the Bank or Holding, as the case may be.
          (Indenture, Section 9.01)

     Absence of Protections against All Potential Actions of the Bank. There are no covenants or other provisions in the Indenture that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of the Bank or Holding or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of the Bank or Holding or a sale, lease or conveyance of all or substantially all of the Bank's or Holding's, as the case may be, assets. However, we may provide specific protections, such as a put right or increased interest, for particular debt securities, which we would describe in the applicable prospectus supplement.

Events of Default

     The Indenture provides holders of debt securities with remedies if the Bank or Holding fails to perform specific obligations, such as making payments on the debt securities by the Bank, making payments on the guarantee by Holding or if the Bank or Holding becomes bankrupt. Holders should review these provisions and understand which of the Bank's or Holding's actions trigger an event of default and which actions do not. The Indenture permits the issuance of debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series by series basis.

     An event of default is defined under the Indenture, with respect to any series of debt securities issued under that Indenture, as any one or more of the following events (each an "event of default") having occurred and be continuing:

     o default is made for more than 30 days in the payment of interest, premium or principal in respect of the securities;

     o the Bank or Holding, as the case may be, fails to perform or observe any of its other obligations under the securities and such failure has continued for the period of 60 days next following the service on it of notice requiring the same to be remedied;

     o the Bank or Holding, as the case may be, is declared bankrupt, or a declaration in respect of us is made under Chapter X of the Act on the Supervision of the Credit System (Wet toezicht kredietwezen 1992) of The Netherlands;

     o an order is made or an effective resolution is passed for the winding up or liquidation of the Bank or Holding, as the case may be, unless this is done in compliance with the "Covenant Restricting Mergers and Other Significant Corporate Action" described above; or

     o any other event of default provided in the supplemental indenture or issuer order, if any, under which that series of debt securities is issued. (Indenture, Section 5.01)

     Acceleration of Debt Securities Upon an Event of Default. The Indenture provides that:

     o if an event of default due to the default in payment of principal of, or any premium or interest on, any series of debt securities issued under the Indenture, or due to the default in the performance or breach of any other covenant or warranty of the Bank or Holding, as the case may be, applicable to the debt securities of that series but not applicable to all outstanding debt securities issued under that indenture occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to the Bank or Holding, as the case may be, may declare the principal of all debt securities of each affected series and interest accrued thereon to be due and payable immediately; and

     o if an event of default due to a default in the performance of any other of the covenants or agreements in the Indenture applicable to all outstanding debt securities issued under the Indenture or due to specified events of bankruptcy, insolvency or reorganization of the Bank or Holding, as the case may be, occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under the Indenture, voting as one class, by notice in writing to the Bank or Holding, as the case may be, may declare the principal of all debt securities and interest accrued thereon to be due and payable immediately. (Indenture, Section 5.01)

     Annulment of Acceleration and Waiver of Defaults. In some circumstances, if any and all events of default under the Indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding debt securities affected, voting as one class, may annul past declarations of acceleration of or waive past defaults of the debt securities. (Indenture, Sections 5.01 and 5.10)

     Indemnification of Trustee for Actions Taken on Your Behalf. The Indenture provides that the trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of debt securities issued under that Indenture relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. (Indenture, Section 6.01). In addition, the Indenture contains a provision entitling the trustee, subject to the duty of the trustee to act with the required standard of care during a default, to be indemnified by the holders of debt securities issued under the Indenture before proceeding to exercise any right or power at the request of holders. (Indenture, Section 6.02). Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each series of outstanding debt securities of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee. (Indenture, Section 5.09)

     Limitation on Actions by You as an Individual Holder. The Indenture provides that no individual holder of debt securities may institute any action against the Bank or Holding under that Indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

     o the holder must have previously given written notice to the trustee of the continuing default;

     o the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the trustee reasonable indemnity;

     o the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

     o the holders of a majority in principal amount of the outstanding debt securities of each affected series, voting as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above. (Indenture, Sections 5.06 and 5.09)

     The Indenture contains a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists. (Indenture, Section 3.05)

Discharge, Defeasance and Covenant Defeasance

     The Bank or Holding, as the case may be, has the ability to eliminate most or all of its obligations on any series of debt securities prior to maturity if it complies with the following provisions. (Indenture, Section 10.01)

     Discharge of Indenture. The Bank or Holding, as the case may be, may discharge all of its obligations, other than as to transfers and exchanges, under the Indenture after it has:

     o paid or caused to be paid the principal of and interest on all of the outstanding debt securities in accordance with their terms;

     o delivered to the applicable trustee for cancellation all of the outstanding debt securities; or

     o irrevocably deposited with the applicable trustee cash or, in the case of a series of debt securities payable only in U.S. dollars, U.S. government obligations in trust for the benefit of the holders of any series of debt securities issued under the Indenture that have either become due and payable, or are by their terms due and payable, or are scheduled for redemption, within one year, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, those debt securities, except that the deposit of cash or U.S. government obligations for the benefit of holders of a series of debt securities that are due and payable, or are scheduled for redemption, within one year will discharge obligations under the relevant Indenture relating only to that series of debt securities.

     Defeasance of a Series of Securities at Any Time. The Bank or Holding, as the case may be, may also discharge all of its obligations, other than as to transfers and exchanges, under any series of debt securities at any time, which the Bank or Holding refer to as defeasance.

     The Bank or Holding may be released with respect to any outstanding series of debt securities from the obligations imposed by Section 9.01, which section contains the covenants described above limiting consolidations, mergers, asset sales and leases, and elect not to comply with those sections without creating an event of default.
Discharge under those procedures is called "covenant defeasance."

     Defeasance or covenant defeasance may be effected only if, among other things:

     o the Bank or Holding irrevocably deposit with the relevant trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased;

     o the Bank or Holding deliver to the relevant trustee an opinion of counsel to the effect that:

          o the holders of the series of debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance; and

          o the defeasance or covenant defeasance will not otherwise alter those holders' United States federal income tax treatment of principal and interest payments on the series of debt securities being defeased; in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law.

Modification of the Indenture

     Modification without Consent of Holders. The Bank, Holding and the relevant trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under the Indenture to:

     o    secure any debt securities;

     o evidence the assumption by a successor corporation of the Bank's or Holding's, as the case may be, obligations;

     o    add covenants for the protection of the holders of debt securities;

     o    cure any ambiguity or correct any inconsistency;

     o    establish the forms or terms of debt securities of any series; or

     o evidence the acceptance of appointment by a successor trustee. (Indenture, Section 8.01)

     Modification with Consent of Holders. The Bank, Holding and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities, voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the Indenture or modify in any manner the rights of the holders of those debt securities. However, the Bank, Holding and the trustee may not make any of the following changes to any outstanding debt security without the consent of holders that would be affected by such change:

     o    extend the final maturity of such security;

     o    reduce the principal amount;

     o    reduce the rate or extend the time of payment of interest;

     o    reduce any amount payable on redemption;

     o change the currency in which the principal, including any amount of original issue discount, premium, or interest thereon is payable;

     o modify or amend the provisions for conversion of any currency into another currency;

     o reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

     o alter the terms on which holders of the debt securities may convert or exchange debt securities for stock or other securities of the Bank, Holding or of other entities or for other property or the cash value of the property, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the debt securities;

     o impair the right of any holder to institute suit for the enforcement of any payment on any debt security or the guarantee when due; or

     o reduce the percentage of debt securities the consent of whose holders is required for modification of the Indenture (Indenture, Section 8.02).

Concerning Our Relationship with the Trustee

     We and our subsidiaries maintain ordinary banking relationships and custodial facilities with the trustee and affiliates of the trustee.

                               FORMS OF SECURITIES

     Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either (1) in registered form, where the Bank's and Holding's obligation runs to the holder of the security named on the face of the security or (2) in bearer form, where the Bank's and Holding's obligation runs to the bearer of the security. Definitive securities name you or your nominee as the owner of the security (other than definitive bearer securities, which name the bearer as owner), and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities (other than global bearer securities, which name the bearer as owner). The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

     Registered Global Securities. We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

     If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

     Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

     So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable Indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable Indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable Indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable Indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

     Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Bank, the trustee or any other agent of the Bank or agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

     If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

     Bearer Global Securities. The securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for the Euroclear System and Clearstream Banking, societe anonyme or with a nominee for the depositary identified in the prospectus supplement relating to those securities. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any securities to be represented by a bearer global security will be described in the prospectus supplement relating to those securities.

Limitations on Issuance of Bearer Securities

     In compliance with United States federal income tax laws and regulations, bearer securities, including bearer securities in global form, will not be offered, sold or delivered, directly or indirectly, in the United States or its possessions or to United States persons, as defined below, except as otherwise permitted by United States Treasury Regulations Section 1.163-5(c)(2)(i)(D). Any underwriters, selling agents or dealers participating in the offerings of bearer securities, directly or indirectly, must agree that they will not, in connection with the original issuance of any bearer securities or during the restricted period with respect to such bearer notes as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7), which we refer to as the "restricted period," offer, sell or deliver, directly or indirectly, any bearer securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury Regulations described above. In addition, any underwriters, selling agents or dealers must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer securities are aware of the above restrictions on the offering, sale or delivery of bearer securities.

     Bearer securities, other than temporary global debt securities and bearer securities that satisfy the requirements of United States Treasury Regulations
Section 1.163-5(c)(2)(i)(D)(3)(iii), and any coupons appertaining thereto, will not be delivered in definitive form, and no interest will be paid thereon, unless the Bank has received a signed certificate in writing or an electronic certificate described in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(ii), stating that on the date of that certificate the bearer security:

     o    is owned by a person that is not a United States person;

     o is owned by a United States person that (a) is a foreign branch of a United States financial institution, as defined in applicable United States Treasury Regulations, which we refer to as a "financial institution," purchasing for its own account or for resale, or (b) is acquiring the bearer security through a foreign branch of a United States financial institution and who holds the bearer security through that financial institution through that date, and in either case (a) or (b) above, each of those United States financial institutions agrees, on its own behalf or through its agent, that the Bank may be advised that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder; or

     o is owned by a United States or foreign financial institution for the purposes of resale during the restricted period and, in addition, if the owner of the bearer security is a United States or foreign financial institution described in this clause, whether or not also described in the first or second clause above, the financial institution certifies that it has not acquired the bearer security for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

     We will make payments on bearer securities only outside the United States and its possessions except as permitted by the above regulations.

     Bearer securities, other than temporary global securities, and any coupons issued with bearer securities, will bear the following legend: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in this legend provide that, with exceptions, a United States person who holds the bearer security or coupon will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain, realized on the sale, exchange or redemption of that bearer security or coupon.

     As used herein, "United States person" means a citizen or resident of the United States for United States federal income tax purposes, a corporation or partnership, including an entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States, or any state of the United States or the District of Columbia, or an estate or a trust the income of which is subject to United States federal income taxation regardless of its source. In addition, some trusts treated as United States persons before August 20, 1996 may elect to continue to be so treated to the extent provided in the Treasury Regulations.

                              PLAN OF DISTRIBUTION

     We and Holding may sell the securities being offered by this prospectus in three ways: (1) through selling agents, (2) through underwriters and/or (3) through dealers. Any of these selling agents, underwriters or dealers in the United States or outside the United States may include affiliates of the Bank and Holding.

     We may designate selling agents from time to time to solicit offers to purchase these securities. We will name any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, and state any commissions we are to pay to that agent in the applicable prospectus supplement. That agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

     If we use any underwriters to offer and sell these securities, we and Holding will enter into an underwriting agreement with those underwriters when we and they determine the offering price of the securities, and we will include the names of the underwriters and the terms of the transaction in the applicable prospectus supplement.

     If we use a dealer to offer and sell these securities, we will sell the securities to the dealer, as principal, and will name the dealer in the applicable prospectus supplement. The dealer may then resell the securities to the public at varying prices to be determined by that dealer at the time of resale.

     Our net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through a selling agent -- in each case, less other expenses attributable to issuance and distribution.

     In order to facilitate the offering of these securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may sell more securities than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the underwriters under any over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing these securities in the open market. In determining the source of securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of these securities compared to the price available under the over-allotment option. The underwriters may also sell these securities or any other securities in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

     Selling agents, underwriters and dealers may be entitled under agreements with us to indemnification by us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

     If so indicated in the prospectus supplement, we will authorize selling agents, underwriters or dealers to solicit offers by some purchasers to purchase debt securities from us at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future.

These contracts will be subject only to those conditions described in the prospectus supplement, and the prospectus supplement will state the commission payable for solicitation of these offers.

     Any underwriter, selling agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

     To the extent an initial offering of the securities will be distributed by an affiliate of the Bank and Holding each such offering of securities will be conducted in compliance with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc., which is commonly referred to as the NASD, regarding a NASD member firm's distribution of securities of an affiliate. Following the initial distribution of any of these securities, affiliates of the Bank and Holding may offer and sell these securities in the course of their businesses as broker-dealers. Such affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. Such affiliates may also use this prospectus in connection with these transactions. None of our affiliates is obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

     In the event that any NASD member participates in a public offering of these securities: (a) the actual price and selling terms will be disclosed in post-effective amendments or prospectus or pricing supplements; (b) the maximum compensation to be received by any NASD member in this distribution will be disclosed and submitted for approval with the NASD's Corporate Financing Department (the "Department"); and (c) prior to the commencement of the distribution, underwriting documents proposed for use will be submitted to the Department for review. Underwriting discounts and commissions on securities sold in the initial distribution will not exceed 8% of the offering proceeds.

                                  LEGAL MATTERS

     The validity of the debt securities and guarantee will be passed upon for the Bank and Holding by Laura Schisgall, Esq., Senior Vice President and Derivatives Counsel, and certain matters of Dutch law will be passed upon for the Bank and Holding by Clifford Chance Limited Liability Partnership. Davis Polk & Wardwell will pass upon some legal matters relating to these securities for any selling agents or underwriters. Davis Polk & Wardwell has in the past represented Holding and its affiliates, including the Bank, and continues to represent Holding and its affiliates on a regular basis and in a variety of matters.


                                     EXPERTS

     The consolidated financial statements and the related financial statement schedules of Holding incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2002 have been so incorporated in reliance on the report of Ernst & Young, independent accountants, given on the authority of the firm as experts in accounting and auditing.


             ERISA MATTERS FOR PENSION PLANS AND INSURANCE COMPANIES

     Holding, the Bank and some of its affiliates may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended, which is commonly referred to as ERISA, or a "disqualified person" within the meaning of the Internal Revenue Code with respect to many employee benefit plans. Prohibited transactions within the meaning of ERISA or the Internal Revenue Code may arise, for example, if the debt securities are acquired by or with the assets of a pension or other employee benefit plan with respect to which Holding, the Bank or any of its affiliates is a service provider, unless those debt securities are acquired pursuant to an exemption for transactions effected on behalf of one of these plans by a "qualified professional asset manager" or pursuant to any other available exemption. The assets of a pension or other employee benefit plan may include assets held in the general account of an insurance company that are deemed to be "plan assets" under ERISA. Any insurance company or pension or employee benefit plan, or any person investing the assets of a pension or employee benefit plan, proposing to invest in the debt securities should consult with its legal counsel.

-------------------------------------------------------         ---------------------------------------------------
No person is authorized to give any information
or to make any representations other than those                                $2,044,250,000
contained or incorporated by reference in this
prospectus, and, if given or made, such                                       Debt Securities,
information or representations must not be
relied upon as having been authorized.  This                                 ABN AMRO BANK N.V.
prospectus does not constitute an offer to sell or                        fully and unconditionally
the solicitation of an offer to buy any securities                   guaranteed by ABN AMRO Holding N.V.
other than the securities described in an
accompanying prospectus supplement or an
offer to sell or the solicitation of an offer to buy
such securities in any circumstances is which
such offer or solicitation is unlawful.  Neither the
delivery of this prospectus, nor any sale made
hereunder and thereunder shall, under any
circumstances, create any implication that there
has been no change in the affairs of ABN AMRO
Bank N.V. or ABN AMRO Holding N.V. since the
date hereof or that the information contained or
incorporated by reference herein or therein is                                    PROSPECTUS
correct as of any time subsequent to the date of
such information.

--------------------------------------------------------


TABLE OF CONTENTS
                                                   Page                         September , 2003

About This Prospectus.................................2
Where You Can Find Additional Information.............3
Consolidated Ratios of Earnings
    to Fixed Charges..................................4
ABN AMRO Bank N.V.....................................5
ABN AMRO Holding N.V..................................5
Use of Proceeds.......................................6
Description of Debt Securities........................7
Forms of Securities..................................13
Plan of Distribution.................................17
Legal Matters........................................19
Experts..............................................19
ERISA Matters for Pension Plans
    and Insurance Companies..........................19
-------------------------------------------------------         ---------------------------------------------------

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 8.   Indemnification of Directors and Officers

     The Articles of Association of ABN AMRO Bank N.V. and ABN AMRO Holding N.V. contain no provisions under which any member of the respective supervisory boards or the respective managing boards or any officer is indemnified in any manner against any liability which he or she may incur in his or her capacity as such. However, Article 34 of the Articles of Association of ABN AMRO Bank N.V. provides that the annual accounts require approval by the shareholders meeting. Similarly, the current Articles of Association of ABN AMRO Holding N.V. provides that the annual accounts that have been adopted by its supervisory board, require the approval of the shareholders meeting and that the shareholders meeting shall ratify the conduct of ABN AMRO Holding N.V.'s managing board and supervisory board. At the 2003 shareholders meeting it was resolved to amend ABN AMRO Holding N.V.'s Articles of Association so that the annual accounts require adoption at the shareholders meeting and that the shareholders meeting shall make all decisions regarding the discharge of the members of ABN AMRO Holding N.V.'s managing board and supervisory board in respect of their management and supervision respectively. The unconditional approval of ABN AMRO Bank N.V.'s annual accounts shall discharge members of ABN AMRO Bank N.V.'s managing board from liability to ABN AMRO Bank N.V. or ABN AMRO Holding N.V. as its shareholder as set forth below. The unconditional approval of ABN AMRO Holding N.V.'s annual accounts shall similarly discharge members of ABN AMRO Holding N.V.'s managing board from liability to ABN AMRO Holding N.V. and its shareholders. The liability so discharged is, for each managing board with respect to the conduct of its management activities during the financial year concerned, and for each supervisory board for its supervision thereof, insofar as such management and supervision is reflected in the annual accounts. Shareholder ratification or approval of other management or supervisory conduct will correspondingly discharge liability. Under Dutch law, this discharge is not absolute and would not be effective as to any matters not disclosed to the Bank's or Holding's shareholders, as applicable. Furthermore, this discharge may not set aside general rules regarding liability of each managing board with regard to the proper fulfilment of such managing board's task.

     The members of the supervisory board, the managing board and certain officers of the Bank and Holding, respectively, are, to a limited extent, insured under an insurance policy against damages resulting from their conduct when acting in their capacities as such.

Item 9.   Exhibits

     See Exhibit Index.

Item 10.  Undertakings

     (1) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (3) The undersigned registrants hereby undertake:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that paragraphs (3)(a)(i) and (3)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by section 10(a)(3) of the Act need not be furnished, provided, that the registrants include in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (d) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, each of ABN AMRO Holding N.V. and ABN AMRO Bank N.V. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Amsterdam, The Netherlands, as of this 17th day of September, 2003.


                                   ABN AMRO Holding N.V.


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:


                                   ABN AMRO Bank N.V.


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:


     Each of ABN AMRO Holding N.V. and ABN AMRO Bank N.V., and each person whose signature appears below constitutes and appoints Jonathan Feigelson, Michael Geslak, Paul Loomis and Laura Schisgall and any two of them acting together, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her, or its name, place and stead, in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and any two of them acting together, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any two of them acting together, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed below by the following persons on behalf of each of the Registrants and in the capacities indicated as of the 17th day of September, 2003.

           Signature                                      Title
           ---------                                      -----



------------------------------------           Chairman of the Managing Board
         R. W. J. Groenink



------------------------------------           Member of the Managing Board
           T. de Swaan                         (Chief Financial Officer and
                                                Principal Accounting Officer)



------------------------------------           Member of the Managing Board
            W. G. Jiskoot



------------------------------------           Member of the Managing Board
          J. Ch. L. Kuiper



------------------------------------           Member of the Managing Board
         C. H. A. Collee



------------------------------------           Member of the Managing Board
        H. Y. Scott-Barrett


------------------------------------
        Jonathan Feigelson                     Authorized Representative
                                                  in the United States

EXHIBIT INDEX


Exhibit
Number                                  Description
-------                                 -----------

    1-a       Form of Underwriting Agreement

    1-b Form of U.S. Distribution Agreement (previously filed as an exhibit to the Bank's Registration Statement on Form F-3, Registration No. 33-49198, and incorporated by reference herein).

    1-c       Form of Supplemental U.S. Distribution Agreement

    1-d       Form of Euro Distribution Agreement

    4-a Indenture dated November 27, 2000 between the Bank and Trustee (previously filed as an exhibit to the Bank's Registration Statement on Form F-3, Registration No. 33-49198, and incorporated by reference herein).

    4-b Form of First Supplemental Indenture among the Bank., Holding and the Trustee

    4-c       Form of Floating Rate Note

    4-d       Form of Fixed Rate Note

    4-e       Form of Temporary Global Floating Rate Bearer Note

    4-f       Form of Temporary Global Fixed Rate Bearer Note

    4-g       Form of Permanent Global Floating Rate Bearer Note

    4-h       Form of Permanent Global Fixed Rate Bearer Note

    4-i       Form of Definitive Floating Rate Bearer Note

    4-j       Form of Definitive Fixed Rate Bearer Note

      5       Opinion of Laura Schisgall, Esq.

     12 Computation of Consolidated Ratio of Earnings to Fixed Charges (previously filed as an exhibit to Holding's Annual Report on Form 20-F for the year ended December 31, 2003 filed on March 28, 2003, and incorporated by reference herein).

   23-a       Consent of Laura Schisgall, Esq. (included in Exhibit 5).

   23-b Consent of Ernst & Young Accountants (previously filed as an exhibit to Holding's Annual Report on Form 20-F for the year ended December 31, 2002 filed on March 28, 2003 and amended by an Amendment to the Annual Report on Form 20-F filed on August 28, 2003, and incorporated by reference herein).

     24       Powers of Attorney (included in signature page II-4).

Exhibit
Number                                  Description
-------                                 -----------

   25 Statement of Eligibility of JPMorgan Chase Bank, formerly The Chase Manhattan Bank, as Trustee under the Indenture (previously filed as an exhibit to the Bank's Registration Statement on Form F-3, Registration No. 33-49198, and incorporated by reference herein).